Exhibit 99

Acadia Healthcare Reports Fourth Quarter GAAP EPS of $0.48 and Adjusted EPS of $0.59

Establishes Financial Guidance for 2017

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 23, 2017--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2016. Revenue for the quarter increased 41.9% to $702.9 million from $495.3 million for the fourth quarter of 2015. Net income from continuing operations attributable to Acadia stockholders was $41.8 million, up 21.1% from $34.5 million for the fourth quarter of 2015. With a 22.1% increase in weighted average diluted shares outstanding, primarily due to the issuance of common stock in January and February 2016, related to the acquisition of Priory Group, net income from continuing operations attributable to Acadia stockholders per diluted share decreased 2.0% to $0.48 for the fourth quarter of 2016 from $0.49 for the fourth quarter of 2015. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share was $0.59 for the fourth quarter of 2016 and 2015, on a 22.1% increase in weighted average diluted shares outstanding. A reconciliation of all non-GAAP financial results in this release appears beginning on page 8.

For the year ended December 31, 2016, revenue increased 56.6% to $2.8 billion from $1.8 billion for the year ended December 31, 2015. Net income from continuing operations attributable to Acadia stockholders was $6.1 million, or $0.07 per diluted share, for 2016 compared with $112.4 million, or $1.64 per diluted share, for 2015. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share was $2.45 for 2016 compared with $2.23 for 2015, on a 25.7% increase in weighted average diluted shares outstanding.

“Acadia performed well during the fourth quarter and throughout 2016,” remarked Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “We produced very strong growth in revenue and adjusted EBITDA, despite the headwinds represented by the decline in the exchange rate of the British Pound Sterling during the year, the unexpected delay in being able to integrate our February 2016 Priory acquisition and the disruption related to fulfilling our undertakings with the Competition and Markets Authority in the U.K. through the sale of 22 behavioral health facilities on November 30, 2016.

“As we indicate in our constant currency analysis on page 10 of this release, the decline in the exchange rate, alone, had a negative impact of $0.10 per diluted share on earnings for the fourth quarter of 2016 and $0.26 per diluted share for the year. We are working to complete the integration of Priory with our existing Partnerships in Care operations and expect to realize the anticipated cost synergies by the end of 2017.

“The Priory acquisition drove the majority of our revenue growth for 2016, as we gained nearly 6,200 net additional beds in the U.K. due to the combined effect of the acquisition and the subsequent facility sale. These beds represented a majority of the 71.7%, or over 7,100 bed, increase in total beds at the end of 2016 from the end of 2015. This increase includes 967 new beds added to existing or de novo facilities during the year, consisting of 827 beds to existing facilities and 140 beds to de novo facilities. During the fourth quarter, 279 new beds were added to existing facilities, and we expect to add more than 800 new beds during 2017, primarily to existing facilities.”

Acadia’s revenue for the fourth quarter also benefitted from a consolidated 6.3% increase in same facility revenue compared with the fourth quarter of 2015. Same facility revenue in the U.S. grew 6.6%, on a 6.5% increase in patient days and a 0.1% increase in revenue per patient day. Same facility revenue in the U.K. grew 4.2%, on a 4.7% increase in patient days offset by a 0.5% decrease in revenue per patient day. Management believes that same facility results in the U.K. reflected disruption throughout the fourth quarter resulting from the focus, time and effort required to complete the divestiture in late November and to begin the integration of Priory’s operations into Acadia.

Acadia had $57.1 million in cash and cash equivalents at the end of 2016. Net cash provided by continuing operations increased 8.1% to $106.6 million for the fourth quarter and 53.5% to $371.7 million for 2016, compared with the same prior-year periods. At year-end, the Company had full availability under its $500 million revolving credit facility.

Acadia today established its financial guidance for 2017 and the first quarter of 2017, as follows:

  Revenue for 2017 in a range of $2.85 billion to $2.9 billion;
  Adjusted EBITDA for 2017 in a range of $625 million to $640 million;
  Adjusted earnings per diluted share for 2017 in a range $2.40 to $2.50; and
  Adjusted earnings per diluted share for the first quarter of 2017 in a range of $0.45 to $0.47.

The Company’s 2017 financial guidance assumes an exchange rate of $1.25 per British Pound Sterling and a tax rate of approximately 25%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses. EBITDA is defined as net income adjusted for income from discontinued operations, net loss attributable to noncontrolling interests, income tax provision, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives and transaction-related expenses. Adjusted income from continuing operations is defined as net income adjusted for income from discontinued operations, provision for income taxes, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Friday, February 24, 2017. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 10, 2017.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (ii) the impact of fluctuations in foreign exchange rates, including the recent devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD) following the Brexit vote; (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents and governmental investigations, which could adversely affect the price of our common stock and result in incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. At December 31, 2016, Acadia operated a network of 573 behavioral healthcare facilities with approximately 17,100 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$713,784	$504,917	$2,852,823	$1,829,619
Provision for doubtful accounts	(10,896)	(9,598)	(41,909)	(35,127)
Revenue	702,888	495,319	2,810,914	1,794,492

Salaries, wages and benefits (including equity-based compensation expense of $7,356, $5,896, $28,345 and $20,472, respectively)	384,297	266,149	1,541,854	973,732
Professional fees	47,516	33,248	185,486	116,463
Supplies	28,976	22,233	117,425	80,663
Rents and leases	18,335	9,889	73,348	32,528
Other operating expenses	81,606	57,847	312,556	206,746
Depreciation and amortization	33,958	18,630	135,103	63,550
Interest expense, net	46,010	28,810	181,325	106,742
Debt extinguishment costs	842	839	4,253	10,818
Loss on divestiture	4,070	-	178,809	-
(Gain) loss on foreign currency derivatives	-	-	(523)	1,926
Transaction-related expenses	14,840	5,156	48,323	36,571
Total expenses	660,450	442,801	2,777,959	1,629,739
Income from continuing operations before income taxes	42,438	52,518	32,955	164,753
Provision for income taxes	1,012	18,594	28,779	53,388
Income from continuing operations	41,426	33,924	4,176	111,365
Income from discontinued operations, net of income taxes	-	28	-	111
Net income	41,426	33,952	4,176	111,476
Net loss attributable to noncontrolling interests	392	614	1,967	1,078
Net income attributable to Acadia Healthcare Company, Inc.	$41,818	$34,566	$6,143	$112,554

Basic earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.48	$0.49	$0.07	$1.65
Income from discontinued operations	-	-	-	-
Net income	$0.48	$0.49	$0.07	$1.65

Diluted earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.48	$0.49	$0.07	$1.64
Income from discontinued operations	-	-	-	-
Net income	$0.48	$0.49	$0.07	$1.64

Weighted-average shares outstanding:
Basic	86,668	70,731	85,701	68,085
Diluted	86,890	71,145	85,972	68,391

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2016	2015
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$57,063	$11,215
Accounts receivable, net of allowance for doubtful accounts of $38,916 and $29,332, respectively	263,327	216,626
Other current assets	107,537	66,895
Total current assets	427,927	294,736
Property and equipment, net	2,703,695	1,709,053
Goodwill	2,681,188	2,128,215
Intangible assets, net	83,310	59,575
Deferred tax assets - noncurrent	3,780	49,114
Derivative instruments	73,509	-
Other assets	51,317	38,515
Total assets	$6,024,726	$4,279,208

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$34,805	$45,360
Accounts payable	80,034	91,341
Accrued salaries and benefits	105,068	80,696
Other accrued liabilities	122,958	72,806
Total current liabilities	342,865	290,203
Long-term debt	3,253,004	2,195,384
Deferred tax liabilities - noncurrent	78,520	23,936
Other liabilities	164,859	78,602
Total liabilities	3,839,248	2,588,125
Redeemable noncontrolling interests	17,754	8,055
Equity:
Common stock	867	707
Additional paid-in capital	2,496,288	1,572,972
Accumulated other comprehensive loss	(549,570)	(104,647)
Retained earnings	220,139	213,996
Total equity	2,167,724	1,683,028
Total liabilities and equity	$6,024,726	$4,279,208

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2016	2015
	(In thousands)
Operating activities:
Net income	$4,176	$111,476
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	135,103	63,550
Amortization of debt issuance costs	10,324	6,709
Equity-based compensation expense	28,345	20,472
Deferred income tax expense	28,647	43,613
Income from discontinued operations, net of taxes	-	(111)
Debt extinguishment costs	4,253	10,818
Loss on divestiture	178,809	-
(Gain) loss on foreign currency derivatives	(523)	1,926
Other	4,715	1,615
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(15,718)	(24,954)
Other current assets	(20,648)	(2,717)
Other assets	(4,354)	(8,021)
Accounts payable and other accrued liabilities	22,693	6,868
Accrued salaries and benefits	(8,572)	1,658
Other liabilities	4,484	9,236
Net cash provided by continuing operating activities	371,734	242,138
Net cash used in discontinued operating activities	(10,256)	(1,735)
Net cash provided by operating activities	361,478	240,403

Investing activities:
Cash paid for acquisitions, net of cash acquired	(683,455)	(574,777)
Cash paid for capital expenditures	(307,472)	(276,047)
Cash paid for real estate acquisitions	(40,757)	(26,622)
Settlement of foreign currency derivatives	523	(1,926)
Cash received on divestitures	373,266	-
Other	(2,470)	(5,099)
Net cash used in investing activities	(660,365)	(884,471)

Financing activities:
Borrowings on long-term debt	1,480,000	1,150,000
Borrowings on revolving credit facility	179,000	468,000
Principal payments on revolving credit facility	(337,000)	(310,000)
Principal payments on long-term debt	(49,941)	(31,965)
Repayment of assumed debt	(1,348,389)	(904,467)
Repayment of long-term debt	(200,594)	(97,500)
Payment of debt issuance costs	(36,649)	(26,421)
Payment of premium on senior notes	-	(7,480)
Issuance of common stock, net	685,097	331,308
Common stock withheld for minimum statutory taxes, net	(8,846)	(7,762)
Excess tax benefit from equity awards	-	309
Other	(3,837)	(420)
Net cash provided by financing activities	358,841	563,602

Effect of exchange rate changes on cash	(14,106)	(2,359)

Net increase (decrease) in cash and cash equivalents	45,848	(82,825)
Cash and cash equivalents at beginning of the period	11,215	94,040
Cash and cash equivalents at end of the period	$57,063	$11,215

Effect of acquisitions:
Assets acquired, excluding cash	$2,516,880	$1,988,634
Liabilities assumed	(1,616,543)	(1,024,515)
Issuance of common stock in connection with acquisition	(216,882)	(380,210)
Redeemable noncontrolling interest resulting from acquisitions	-	(9,132)
Cash paid for acquisitions, net of cash acquired	$683,455	$574,777

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Same Facility Results (a,c)
Revenue	$475,726	$447,663	6.3%	$1,784,538	$1,661,148	7.4%
Patient Days	709,183	668,144	6.1%	2,637,646	2,460,988	7.2%
Admissions	33,459	30,903	8.3%	129,318	118,669	9.0%
Average Length of Stay (b)	21.2	21.6	-2.0%	20.4	20.7	-1.6%
Revenue per Patient Day	$671	$670	0.1%	$677	$675	0.2%
EBITDA margin	26.3%	26.0%	30 bps	27.1%	26.7%	40 bps

U.S. Same Facility Results (a)
Revenue	$402,761	$377,667	6.6%	$1,506,775	$1,398,340	7.8%
Patient Days	568,024	533,373	6.5%	2,149,810	2,009,954	7.0%
Admissions	33,147	30,608	8.3%	128,192	117,502	9.1%
Average Length of Stay (b)	17.1	17.4	-1.7%	16.8	17.1	-2.0%
Revenue per Patient Day	$709	$708	0.1%	$701	$696	0.7%
EBITDA margin	27.1%	26.3%	80 bps	27.7%	27.3%	40 bps

U.K. Same Facility Results (c)
Revenue	$72,965	$69,996	4.2%	$277,763	$262,808	5.7%
Patient Days	141,159	134,771	4.7%	487,836	451,034	8.2%
Admissions	312	295	5.8%	1,126	1,167	-3.5%
Average Length of Stay (b)	452.4	456.8	-1.0%	433.2	386.5	12.1%
Revenue per Patient Day	$517	$519	-0.5%	$569	$583	-2.3%
EBITDA margin	22.3%	24.4%	-210 bps	23.6%	23.1%	50 bps

U.S. Facility Results
Revenue	$428,531	$388,955	10.2%	$1,698,525	$1,426,205	19.1%
Patient Days	593,653	541,157	9.7%	2,350,367	2,025,338	16.0%
Admissions	35,420	31,382	12.9%	143,139	119,048	20.2%
Average Length of Stay (b)	16.8	17.2	-2.8%	16.4	17.0	-3.5%
Revenue per Patient Day	$722	$719	0.4%	$723	$704	2.6%
EBITDA margin	25.5%	25.0%	50 bps	26.1%	26.5%	-40 bps

U.K. Facility Results (c)
Revenue	$274,357	$85,709	220.1%	$1,110,361	$317,406	249.8%
Patient Days	740,571	160,039	362.7%	2,716,996	537,257	405.7%
Admissions	2,583	341	657.5%	9,978	1,387	619.4%
Average Length of Stay (b)	286.7	469.3	-38.9%	272.3	387.4	-29.7%
Revenue per Patient Day	$370	$536	-30.8%	$409	$591	-30.8%
EBITDA margin	21.6%	26.7%	-510 bps	22.1%	25.0%	-290 bps

Total Facility Results (c)
Revenue	$702,888	$474,664	48.1%	$2,808,886	$1,743,611	61.1%
Patient Days	1,334,224	701,196	90.3%	5,067,363	2,562,595	97.7%
Admissions	38,003	31,723	19.8%	153,117	120,435	27.1%
Average Length of Stay (b)	35.1	22.1	58.8%	33.1	21.3	55.5%
Revenue per Patient Day	$527	$677	-22.2%	$554	$680	-18.5%
EBITDA margin	24.0%	25.3%	-130 bps	24.5%	26.2%	-170 bps

(a) Same-facility results for the periods presented exclude the U.K. divestiture and other closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three months and year ended December 31, 2015 are adjusted to reflect the foreign currency exchange rate for the comparable period of 2016 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months and year ended December 31, 2015 is 1.24 and 1.36, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$41,818	$34,566	$6,143	$112,554
Income from discontinued operations, net of income taxes	-	(28)	-	(111)
Net loss attributable to noncontrolling interests	(392)	(614)	(1,967)	(1,078)
Provision for income taxes	1,012	18,594	28,779	53,388
Interest expense, net	46,010	28,810	181,325	106,742
Depreciation and amortization	33,958	18,630	135,103	63,550
EBITDA	122,406	99,958	349,383	335,045

Adjustments:
Equity-based compensation expense (a)	7,356	5,896	28,345	20,472
Debt extinguishment costs (b)	842	839	4,253	10,818
Loss on divestiture (c)	4,070	-	178,809	-
(Gain) loss on foreign currency derivatives (d)	-	-	(523)	1,926
Transaction-related expenses (e)	14,840	5,156	48,323	36,571
Adjusted EBITDA	$149,514	$111,849	$608,590	$404,832

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$41,818	$34,566	$6,143	$112,554
Income from discontinued operations, net of income taxes	-	(28)	-	(111)
Provision for income taxes	1,012	18,594	28,779	53,388
Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	42,830	53,132	34,922	165,831

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	842	839	4,253	10,818
Loss on divestiture (c)	4,070	-	178,809	-
(Gain) loss on foreign currency derivatives (d)	-	-	(523)	1,926
Transaction-related expenses (e)	14,840	5,156	48,323	36,571
Income tax provision reflecting tax effect of adjustments to income from continuing operations (f)	(11,241)	(16,834)	(55,539)	(62,392)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$51,341	$42,293	$210,245	$152,754

Weighted-average shares outstanding - diluted	86,890	71,145	85,972	68,391

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.59	$0.59	$2.45	$2.23

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Constant Currency Condensed Consolidated Statements of Operations (g)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$774,584	$504,917	$3,002,366	$1,829,619
Provision for doubtful accounts	(10,896)	(9,598)	(41,917)	(35,127)
Revenue	763,688	495,319	2,960,449	1,794,492

Salaries, wages and benefits (including equity-based compensation expense of $7,356, $5,896, $28,345 and $20,472, respectively)	417,375	266,149	1,623,629	973,732
Professional fees	52,644	33,248	197,452	116,463
Supplies	31,019	22,233	122,438	80,663
Rents and leases	20,404	9,889	78,462	32,528
Other operating expenses	86,927	57,847	325,240	206,746
Depreciation and amortization	37,685	18,630	144,771	63,550
Interest expense, net	46,119	28,810	181,485	106,742
Debt extinguishment costs	842	839	4,253	10,818
Loss on divestiture	4,706	-	208,670	-
(Gain) loss on foreign currency derivatives	-	-	(523)	1,926
Transaction-related expenses	16,496	5,156	50,751	36,571
Total expenses	714,217	442,801	2,936,628	1,629,739
Income from continuing operations before income taxes	49,471	52,518	23,821	164,753
Provision for income taxes	(1,493)	18,594	24,864	53,388
Income from continuing operations	50,964	33,924	(1,043)	111,365
Income from discontinued operations, net of income taxes	-	28	-	111
Net income	50,964	33,952	(1,043)	111,476
Net loss attributable to noncontrolling interests	392	614	1,967	1,078
Net income attributable to Acadia Healthcare Company, Inc.	$51,356	$34,566	$924	$112,554

Constant Currency Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc. (g)
(Unaudited)

Net income attributable to Acadia Healthcare Company, Inc.	$51,356	$34,566	$924	$112,554
Income from discontinued operations, net of income taxes	-	(28)	-	(111)
Provision for income taxes	(1,493)	18,594	24,864	53,388
Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	$49,863	$53,132	$25,788	$165,831

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	842	839	4,253	10,818
Loss on divestiture (c)	4,706	-	208,670	-
(Gain) loss on foreign currency derivatives (d)	-	-	(523)	1,926
Transaction-related expenses (e)	16,496	5,156	50,751	36,571
Income tax provision reflecting tax effect of adjustments to income from continuing operations (f)	(11,738)	(16,834)	(56,230)	(62,392)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$60,169	$42,293	$232,709	$152,754

Weighted-average shares outstanding - diluted	86,890	71,145	85,972	68,391

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.69	$0.59	$2.71	$2.23

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted income from continuing operations, and constant currency adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for income from discontinued operations, net loss attributable to noncontrolling interests, income tax provision, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives and transaction-related expenses. We define Adjusted income from continuing operations as net income adjusted for income from discontinued operations, provision for income taxes, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives, transaction-related expenses and income tax provision reflecting tax effect of adjustments attributable to Acadia.

EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, Adjusted income from continuing operations and constant currency adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Foreign currency exchange rate fluctuations affect the amounts reported from translating U.K. revenues and expenses into USD. These rate fluctuations can have a significant effect on our reported operating results. As a supplement to our reported operating results, we present constant currency financial information. We use constant currency financial information to provide a framework to assess how our business performed excluding the effects of changes in foreign currency translation rates. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate financial information on a constant currency basis, financial information in the current period for amounts recorded in GBP is translated into USD at the average exchange rates that were in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) For the three months and year ended December 31, 2016, represents debt extinguishment costs recorded in connection with the Tranche B-2 Repricing Amendment and the Refinancing Amendment, including the write-off of $3.2 million of deferred financing costs. For the three months and year ended December 31, 2015, represents debt extinguishment costs related to the repayment of $97.5 million of the Company's 12.875% Senior Notes due 2018, including a prepayment premium of $7.5 million and the write-off of $3.3 million of deferred financing costs.

(c) As part of divestitures in the U.K. and U.S., the loss on divestiture includes an allocation of goodwill to the disposal groups of approximately $106.9 million, loss on the sale of properties of approximately $45.0 million, transaction-related expenses of approximately $26.8 million and write-off of intangible assets of approximately $0.1 million.

(d) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to (i) acquisitions in the U.K. and (ii) transfers of cash between the U.S. and U.K. under the Company’s cash management and foreign currency risk management programs.

(e) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(f) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 18.0% and 28.5% for the three months ended December 31, 2016 and 2015, respectively, and 20.9% and 29.0% for the year ended December 31, 2016 and 2015, respectively.

(g) Calculated on a constant currency basis whereby financial information in the current period for amounts recorded GBP is translated into USD at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). The exchange rate used for the three months and year ended December 31, 2016 is 1.52 and 1.53, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President